EX-99.23.d(v)
                                   CCMI Funds

                      Interim INVESTMENT ADVISORY CONTRACT


         This Contract is made as of the 1st day of October, 2004, between Commerce Capital Management, Inc., an investment adviser having its principal place of business in Memphis, Tennessee (the "Adviser"), and CCMI Funds, a Massachusetts business trust having its principal place of business in Indianapolis, Indiana (the "Trust").

         WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission; and

         WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

         WHEREAS, on or about October 1, 2004, SunTrust Banks, Inc. will acquire a 100% interest in National Commerce Financial Corporation (the "Acquisition"), resulting in a change in control of the Adviser.

         WHEREAS, pursuant to the Investment Company Act of 1940, as amended, a transaction that results in a change of control of an investment adviser may be deemed an "assignment." The Investment Company Act further provides that an investment advisory contract automatically terminates in the event of its assignment.

         NOW, THEREFORE, pending approval of a final investment advisory contract, the parties hereto agree as follows:

1. The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust, which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

2. Adviser, in its supervision of the investments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and filing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments thereto; expenses of registering and qualifying the Trust, the Funds and shares ("Shares") of the Funds under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) to current shareholders; interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

4. Each of the Funds shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto. The compensation earned under this Contract will be held in an interest bearing escrow account with the Trust's custodian or a bank mutually agreed upon by the Trust and Adviser. If a majority of a Fund's outstanding voting securities approve a final investment advisory contract with Adviser by the end of the 150-day period following the closing of the Acquisition, the amount in the escrow account for the Fund (including interest earned) will be paid to Adviser.

         If a majority of a Fund's outstanding voting securities do not approve an investment advisory contract with Adviser, Adviser will be paid, out of the escrow account for the Fund, the lesser of (i) any costs incurred by Adviser in performing services under this Agreement (plus interest earned on that amount while in escrow) for the Fund, or (ii) the total amount in the escrow account (plus interest earned) attributable to the Fund.

5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds or classes thereof) to the extent the expenses of any Fund or a class thereof exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

7. The term of this Contract shall begin on the date of the closing of the Acquisition and shall continue in effect as to each Fund until the earlier of
(i) 150 days from the date of this Contract, or (i) until a new investment advisory contract is approved by the shareholders of the Fund. If the shareholders of any of the Funds fail to approve a final investment advisory contract, upon request of the Board, Adviser will continue to serve or act in such capacity for the Funds for the period of time pending required approval of a new contract with Adviser or a different adviser or other definitive action; provided that the compensation to be paid by the Funds to Adviser for services to and payments on behalf of the Funds will be equal to the lesser of Adviser's actual costs incurred in furnishing such services and payments or the amount Adviser received under this Contract for furnishing such services and payments.

8. This Contract may be terminated by the Trust with respect to any Fund at any time, without the payment of any penalty, by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Funds, in any such case on ten (10) calendar days' written notice to you, or by you at any time, without the payment of any penalty, on 90 days' written notice to the Trust.

9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

10. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

12. The Trust and CCMI hereby acknowledge that the Trust may disclose shareholder nonpublic personal information ("NPI") to CCMI as agent of the Trust and solely in furtherance of fulfilling CCMI's contractual obligations under the Agreement in the ordinary course of business to support the Trust and its shareholders.

         CCMI hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.248.15, or in connection with joint marketing arrangements that the Trusts may establish with CCMI in accordance with the limited exception set forth in 17 CFR ss.248.13.

         CCMI further represents and warrants that, in accordance with 17 CFR ss.248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

1. insure the security and confidentiality of records and NPI of Trust customers,

2. protect against any anticipated threats or hazards to the security or integrity of Trust customer records and NPI, and

3. protect against unauthorized access to or use of such Trust customer records or NPI that could result in substantial harm or inconvenience to any Trust customer.

         CCMI may redisclose ss.248.13 NPI only to: (a) the Trust and affiliated persons of the Trust ("Trust Affiliates"); (b) affiliated persons of CCMI ("CCMI Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with CCMI or the Trust ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which CCMI received the information in the first instance; and (d) a Nonaffiliated Third Party under CCMI and joint marketing exception (ss.248.13), provided CCMI enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Trust disclosed the information in the first instance.

         CCMI may redisclose ss.248.14 NPI and ss. 248.15 NPI to: (a) the Trust and Trust Affiliates; (b) CCMI Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Trust might lawfully have disclosed NPI directly.

         CCMI is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

13. Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

14. For the purpose of this Contract, the terms "assignment," "majority of the outstanding voting securities," "control" and "interested person" shall have their respective meanings as defined in the Investment Company Act of 1940, as amended, and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.

15. This Contract shall be construed in accordance with and governed by the laws of the State of Indiana.

16. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.


                                            COMMERCE CAPITAL MANAGEMENT, INC.

                                            By:  /s/ Robert P. Lange
                                                 -------------------------------

                                            Name:  Robert P. Lange II
                                                   -----------------------------

                                            Title:  Chairman, President and CEO

                                            CCMI FUNDS

                                            By:  /s/ Anthony J. Ghoston
                                                 -------------------------------

                                            Name:  Anthony J. Ghoston
                                                   -----------------------------

                                            Title:  President
                                                    ----------------------------

                                    EXHIBIT A

                                CCMI Equity Fund


         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to ..85 of 1% of the average daily net assets of the Fund.

         The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .85 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 20th day of October, 2004.


                                            COMMERCE CAPITAL MANAGEMENT, INC.

                                            By:  /s/ Robert P. Lange
                                                 -------------------------------

                                            Name:  Robert P. Lange II
                                                   -----------------------------

                                            Title:  Chairman, President and CEO



                                            CCMI FUNDS

                                            By:  /s/ Anthony J. Ghoston
                                                 -------------------------------

                                            Name:  Anthony J. Ghoston
                                                   -----------------------------

                                            Title:  President
                                                    ----------------------------

                                    EXHIBIT B

                                 CCMI Bond Fund


         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to ..60 of 1% of the average daily net assets of the Fund.

         The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 20th day of October, 2004.



                                            COMMERCE CAPITAL MANAGEMENT, INC.

                                            By:  /s/ Robert P. Lange
                                                 -------------------------------

                                            Name:  Robert P. Lange II
                                                   -----------------------------

                                            Title:  Chairman, President and CEO



                                            CCMI FUNDS

                                            By:  /s/ Anthony J. Ghoston
                                                 -------------------------------

                                            Name:  Anthony J. Ghoston
                                                   -----------------------------

                                            Title:  President
                                                    ----------------------------

                                    EXHIBIT C

                    CCMI Tax-Exempt North Carolina Bond Fund


         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to ..40 of 1% of the average daily net assets of the Fund.


         The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .40 of 1% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid to Adviser monthly.


         Witness the due execution hereof this 20th day of October, 2004.




                                            COMMERCE CAPITAL MANAGEMENT, INC.

                                            By:  /s/ Robert P. Lange
                                                 -------------------------------

                                            Name:  Robert P. Lange II
                                                   -----------------------------

                                            Title:  Chairman, President and CEO



                                            CCMI FUNDS

                                            By:  /s/ Anthony J. Ghoston
                                                 -------------------------------

                                            Name:  Anthony J. Ghoston
                                                   -----------------------------

                                            Title:  President
                                                    ----------------------------